UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2022

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement Amendment and Restatement

On March 18, 2022, Iron Mountain Incorporated (the “Company”), Iron Mountain Information Management, LLC (“IMIM”), and certain other subsidiaries of the Company entered into an Amendment and Restatement Agreement (the “A&R Agreement”) to the Company’s Credit Agreement, dated as of June 27, 2011 (as previously amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, the Company, IMIM, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, pursuant to which, among other things, the Company refinanced (i) its existing revolving credit facility with a new $2.25 billion revolving facility (the “Refinanced Revolving Facility”) and (ii) its existing term loan A facility with a new $250 million term loan A facility (the “Refinanced Term A Loan Facility” and, together with the Refinanced Revolving Facility, the “Refinanced Facilities”). The Refinanced Facilities mature in March 2027.

The A&R Agreement further amends and restates the Credit Agreement to, among other things, amend certain representations and warranties and covenants applicable to the Company, IMIM and certain of their subsidiaries. The maturity, amortization and interest rate terms applicable to the existing term loan B facility (the “Existing Term B Facility”) under the Credit Agreement were unaffected by the A&R Agreement.

As of March 18, 2022, after giving effect to the A&R Agreement, the Company had $650 million of outstanding borrowings under the Refinanced Revolving Facility, $250 million of outstanding borrowings under the Refinanced Term A Loan Facility and approximately $674 million of outstanding borrowings under the Existing Term B Facility. Borrowings under the Refinanced Revolving Facility continue to be available for general corporate purposes.

The above description of the A&R Agreement is not complete and is subject to and qualified in its entirety by reference to the A&R Agreement and the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment and Restatement Agreement, dated as of March 18, 2022, to the Credit Agreement, dated as of June 27, 2011, as amended and restated as of March 18, 2022, among the Company, certain other subsidiaries of the Company party thereto, the lenders and other financial institutions party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent. (Filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: March 18, 2022